Exhibit 99.1

FOR FURTHER INFORMATION: Michael W. McCarthy Vice President – Corporate Communications Photronics, Inc. (203)775-9000 mmccarthy@brk.photronics.com

Press Release

  FOR IMMEDIATE RELEASE

February 14, 2007

PHOTRONICS REPORTS FIRST QUARTER RESULTS

First Quarter Highlights:

•	Revenues of $106.0 million

•	Net income of $7.9 million

BROOKFIELD, Connecticut February 14, 2007 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported fiscal 2007 first quarter results for the period ended January 28, 2007.

Sales for the quarter were $106.0 million, down 5.3%, compared to $111.9 million for the first quarter of fiscal year 2006. Net income for the first quarter of fiscal year 2007 amounted to $7.9 million, or $0.17 per diluted share compared to net income of $9.7 million, or $0.21 per diluted share for the first quarter of fiscal 2006. Net income for the 2007 first quarter includes an after-tax gain of $2.3 million, or $0.04 per diluted share, in connection with the sale of a former manufacturing facility.

Michael J. Luttati, Chief Executive Officer commented, “Although Photronics met its earnings guidance, our revenue performance during the quarter was impacted by a measurable delay in the release of new semiconductor and flat panel designs as our customers accelerated the reduction of their inventories as the calendar year came to a close. Semiconductor wafer fab shutdowns during the year-end holidays were both larger in number and longer in duration than expected. Quarter over quarter declines in our flat panel business were primarily the result of a reduction in high-end sets (Generation 6 and up).”

In closing Mr. Luttati added, “During the past 18 months, Photronics has experienced higher than normal levels of quarterly volatility. Market conditions are a contributing factor, but we are also in the process of changing Photronics’ profile. We are investing to expand our capabilities to service the semiconductor industry’s need for advanced mask technology, to grow our flat panel market share, and expand our geographical reach. We remain optimistic about the long term prospects for the Company based on our execution of strategic actions and continue to be diligent in managing our infrastructure as we improve our business model.”

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Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com

PHOTRONICS REPORTS FIRST QUARTER RESULTS	PAGE TWO

A conference call with investors and the media to discuss these results can be accessed by logging onto Photronics’ web site at www.photronics.com, then clicking on the “Conference Calls” button in the top right corner of the home page. The call is scheduled for 8:30 a.m. Eastern Time on Thursday, February 15th and will be archived for instant replay access until the Company reports its fiscal second quarter results after the market closes on Tuesday, May 15, 2007. The live call dial-in number is 212-748-2807.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to the joint venture, the planned fabrication facility, future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; uncertainties with respect to the integration and management of a new joint venture, delays in the construction and equipping of the planned fabrication facility, the ability to transfer licensed applications to other applications, the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

07-05

Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended
	January 28 2007	January 29 2006
Net sales	$105,981	$111,948
Costs and expenses:
Cost of sales	76,316	75,765
Selling, general and administrative	16,442	15,188
Research and development	4,720	8,250

	8,503	12,745

Gain on sale of facility	2,254	—

Operating income	10,757	12,745

Other income (loss), net	(284)	1,772

Income before income taxes and minority interest	10,473	14,517

Income tax provision	1,312	3,818

Income before minority interest	9,161	10,699

Minority interest	(1,304)	(1,006)

Net income	$7,857	$9,693

Earnings per share:
Basic	$0.19	$0.23

Diluted	$0.17	$0.21

Weighted average number of common shares outstanding:
Basic	41,475	41,315

Diluted	51,361	50,946

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	January 28 2007	October 29 2006
Assets

Current assets:
Cash, cash equivalents and short-term investments of $31,803 in 2007 and $69,899 in 2006	$132,439	$199,324
Accounts receivable	76,478	84,299
Inventories	16,069	19,209
Other current assets	8,952	16,055

Total current assets	233,938	318,887

Property, plant and equipment, net	448,880	443,637
Goodwill	138,534	138,534
Investment in joint venture	64,459	64,365
Other intangibles, net	70,409	71,763
Other assets	6,518	8,497

	$962,738	$1,045,683

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$—	$86,903
Accounts payable	54,860	53,907
Other accrued liabilities	36,398	50,386

Total current liabilities	91,258	191,196

Long-term debt	172,558	170,288
Deferred income taxes and other liabilities	23,289	23,920
Minority interest	47,942	45,997

Shareholders’ equity	627,691	614,282

	$962,738	$1,045,683

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	January 28 2007	January 29 2006
Cash flows from operating activities:
Net income	$7,857	$9,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,383	22,334
Gain on sale of facility	(2,254)	—
Changes in assets and liabilities and other	(4,375)	(20,664)

Net cash provided by operating activities	23,611	11,363

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,601)	(28,535)
Purchases of short-term investments	—	(5,693)
Proceeds from sales of short-term investments and other	38,400	6,637
Acquisition of additional interest in PK Ltd.	—	(8,432)

Net cash provided by (used in) investing activities	32,799	(36,023)

Cash flows from financing activities:
Repayment of long-term debt	(87,087)	(4,973)
Proceeds from long-term debt	1,926	4,341
Proceeds from issuance of common stock	189	310

Net cash used in financing activities	(84,972)	(322)

Effect of exchange rate changes on cash flows	(227)	(227)

Net decrease in cash and cash equivalents	(28,789)	(25,209)
Cash and cash equivalents, beginning of period	129,425	196,049

Cash and cash equivalents, end of period	$100,636	$170,840

Supplemental disclosure of cash flow information:
Change in accrual for purchases of property, plant and equipment	$14,930	$13,064